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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

       Date of Report (Date of earliest event reported): SEPTEMBER 3, 1997



                            CERULEAN COMPANIES, INC.
             (Exact name of registrant as specified in its charter)



Georgia                             333-2796                    58-2217138
(State or other                   (Commission                (I.R.S. Employer
jurisdiction                      File Number)               Identification No.)
of incorporation)

3350 Peachtree Road, N.E., Atlanta, Georgia                            30326
(Address of principal executive offices)                             (Zip Code)

                                 (404) 842-8000
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         On September 3, 1997, a lawsuit was filed in the Superior Court of Fulton County by nine groups on behalf of themselves and a class putatively composed of all other 501(c)(3) organizations in Georgia seeking to invalidate a Georgia statute upon which certain aspects of Cerulean Companies, Inc.'s formation were based. The complaint names Blue Cross and Blue Shield of Georgia, Inc. ("BCBSGA"), Cerulean Companies, Inc. and the Commissioner of Insurance of The State of Georgia. An additional, similar request for declaratory ruling was filed with the Georgia Insurance Department, September 3, 1997.

         The plaintiff's claims relate to the conversion of BCBSGA from a nonprofit entity to a for-profit entity which occurred as part of a Plan of Conversion approved by the Georgia Commissioner of Insurance in an order dated December 27, 1995. The complaint alleges that certain amendments to BCBSGA's Articles of Incorporation were improper. The complaint seeks to have the fair market value of the assets of BCBSGA as of December 27, 1995, including but not limited to the surplus, plus interest from December 27, 1995, placed in a public trust for the use and benefit of a class of nonprofit charitable organizations.

         The Company believes that the plaintiffs' claims are without merit and intends to vigorously defend the lawsuit.


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                            CERULEAN COMPANIES, INC.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       CERULEAN COMPANIES, INC.
                                             Registrant



Date:  September 29, 1997              By:/s/Richard D. Shirk
                                          -------------------------------
                                          Richard D. Shirk, President and
                                          Chief Executive Officer


Date:  September 29, 1997              By:/s/John A. Harris
                                          -------------------------------
                                          John A. Harris, Treasurer